                                                                    EXHIBIT 99.1


[McLeodUSA logo]                                 [MCLD: A Nasdaq-100
                                                 Company logo]

McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, PO Box 3177
Cedar Rapids, IA 52406-3177
Investor Contact:  Bryce E. Nemitz
Press Contact:  Bruce A. Tiemann
mcleodusa_ir@mcleodusa.com
Phone:  (319) 790-7800
FAX:    (319) 790-7767

For Immediate Release

                  McLeodUSA To Host Annual Meeting
                  -  Reaffirms 2001 Revenue and EBITDA Guidance
                  -  On Track to Complete Core Construction Plan
                  -  Highlights Cash Management Initiatives


(CEDAR RAPIDS, Iowa)--May 30, 2001--McLeodUSA Incorporated (Nasdaq: MCLD) intends to confirm 2001 guidance, previously provided to the market, at the Company's Annual Meeting of Stockholders today. Revenue and EBITDA guidance was provided during an investor conference call on May 3, 2001. The Company's 2001 guidance includes growing revenues by approximately 40% over 2000 results to between $1.95 and $2.0 billion, and EBITDA of $150 to $175 million or approximately 2.5 times 2000 EBITDA results. The Company will confirm having approximately $1 billion in cash and available cash, and its expectation to achieve free cash flow in 2003.

The Company will announce that its core construction plan is on track. By year end, this plan includes deployment of 475 central office colocations for provisioning higher margin local services, 460 DSLAMs to provide DSL services to customers, and over 470 voice and data switches.

McLeodUSA management will also describe its cash management initiatives at today's meeting. These initiatives include the $300 million reduction of capital construction expenditures through 2002 announced previously, and an approximate 5 percent reduction in its 11,500 employee work force. The affected employees will be notified beginning today. The Company expects to record a one-time charge of $6 to $8 million in the second quarter which will be more than offset by one-time gains during the same quarter.

The audio Webcast and replay of today's McLeodUSA Annual Meeting of Stockholders during which these and other company matters will be discussed is available at:

                http://www.mcleodusa.com/ir/streamingmedia.php3
                -----------------------------------------------

About McLeodUSA
---------------

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company also provides data and voice services in all 50 states. McLeodUSA is a facilities-based telecommunications provider with, as of March 31, 2001, 396 ATM switches, 50 voice switches, nearly 30,000 route miles of fiber optic network and 11,300 employees. The Company's fiber optic network is capable of transmitting integrated next-generation data, Internet, video and voice services, reaching 800 cities and approximately 90% of the U.S. population. In the next 12 months, McLeodUSA plans to distribute 34 million telephone directories in 26 states, serving a population of 56 million. McLeodUSA is a Nasdaq-100 company traded under the symbol MCLD. Visit the Company's web site at www.mcleodusa.com.
                                                        -----------------


Some of the statements contained in this press release discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend," "continue" or "potential" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause actual events or results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals; the number of potential customers in a target market; the existence of strategic alliances or relationships; technological, regulatory or other developments in the industry; changes in the competitive climate in which McLeodUSA operates; and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is filed with the Securities and Exchange Commission.

                                     # # #

                                       2